Consent of Independent Certified Public Accountants

         We have issued our report dated June 18, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 274 as of April 30, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 1999